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WORLDTALK COMMUNICATIONS CORPORATION                                EXHIBIT 11.1
Computation of (Pro Forma)  Net Loss Per Share
(in thousands, except per share amounts)


                                                                THREE MONTHS ENDED       SIX MONTHS ENDED
                                                                     JUNE 30                 JUNE 30
                                                              ---------------------     -------------------
                                                                 1996         1995        1996        1995
                                                              ---------     -------     -------     -------
Net loss .................................................    $    (326)    $(1,257)    $  (905)    $(2,158)

Weighted average common shares outstanding ...............        9,429         489       5,499       1,509
Preferred stock, on an "as if converted basis" using the
    exchange rate in effect at the initial public offering
    date .................................................         --         3,000       3,012       1,966
Staff Accounting Bulletin No. 83 issuances and grants (1)          --         4,108        --         4,108
                                                              ---------     -------     -------     -------
Weighted average shares outstanding ......................        9,429       7,597       8,511       7,583
                                                              =========     =======     =======     =======
Net loss per share .......................................    $   (0.03)    $ (0.17)    $ (0.11)    $ (0.28)
                                                              =========     =======     =======     =======


(1) Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 83, common stock warrants, options and other potentially dilutive securities issued during the 12 month period preceding the date of initial filing of the Company's Registration Statement on Form S-1 (File No. 333-1482), have been included in the calculation of common equivalent shares, using the treasury stock method, as if they were outstanding for all periods presented, even if anti-dilutive.
















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